Exhibit 10.4c

COMPLETE GENOMICS, INC. LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT NO. COMPX (“Agreement”) is entered into as of December 17, 2010, by and between ATEL VENTURES, INC., (“Lender”) and COMPLETE GENOMICS, INC. (“Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Lender, and Lender desires to extend credit to Borrower. This Agreement sets forth the terms on which Lender will advance credit to Borrower, and Borrower will repay the amounts owing to Lender.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” means a cash advance or cash advances under the Term Loan.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank” means Comerica Bank

“Bank Agreement” means that certain Loan and Security Agreement dated as of the date hereof between Borrower and Bank.

“Bank Indebtedness” means Indebtedness owing from Borrower to Bank in the aggregate original principal amount of Eight Million Dollars ($8,000,000).

“Bank Collateral” means the collateral securing the Bank Indebtedness.

“Borrower State” means Delaware, the state under whose laws Borrower is organized.

“Borrower’s Books” means all of Borrower’s books and records including: ledgers; records concerning Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash” means unrestricted cash and cash equivalents.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of Borrower, who did not have such power before such transaction.

“Chief Executive Office State” means California, where Borrower’s chief executive office is located.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code, as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit A attached hereto, except to the extent any such property described on Exhibit A attached hereto (i) constitutes Bank Collateral, (ii) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (iii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral; provided that in no case shall the definition of “Collateral” exclude any Accounts with respect to the Collateral, proceeds of the disposition of the Collateral, or general intangibles consisting of rights to payment with respect to the Collateral.

“Collateral State” means the state or states where the Collateral is located, which is California.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Credit Extension” means each Advance, the Term Loan, or any other extension of credit by Lender to or for the benefit of Borrower hereunder.

“Designated Deposit Account” means account number XXXXXXX maintained with Bank.

“Environmental Laws” means all laws, rules, regulations, orders and the like issued by any federal state, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” means all present and future inventory in which Borrower has any interest.

“Investment” means any beneficial ownership of (including stock, partnership or limited liability company interest other securities) any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lender Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Lender’s reasonable attorneys’ fees and expenses (whether generated in-house or by outside counsel) incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by Borrower, and any other document, instrument or agreement entered into in connection with this Agreement, all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole, (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents, or (iii) Borrower’s interest in, or the value, perfection or priority of Lender’s security interest in the Collateral.

“Obligations” means all debt, principal, interest, Lender Expenses and other amounts owed to Lender by Borrower pursuant to this Agreement or any other agreement (other than any warrant or similar instrument for the purchase of equity securities delivered in connection with this Agreement), whether absolute or contingent, due or to become due, now existing or hereafter arising, including (a) any interest that accrues after the commencement of an Insolvency Proceeding and (b) any debt, liability, or obligation owing from Borrower to others that Lender may have obtained by assignment or otherwise.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Lender pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Lender.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrower in favor of Lender arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate in any fiscal year of Borrower secured by a lien described in clause (c) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) the Bank Indebtedness;

(e) Subordinated Debt;

(f) Indebtedness to trade creditors incurred in the ordinary course of business;

(g) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(h) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a) Investments existing on the Closing Date disclosed in the Schedule; and

(b)(i) Marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) Bank’s certificates of deposit maturing no more than one year from the date of investment therein, and (iv) Bank’s money market accounts;

(c) Repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements (i) in an aggregate amount not to exceed Three Hundred Thousand Dollars ($300,000) in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists;

(d) Investments accepted in connection with Permitted Transfers;

(e) Investments of Subsidiaries in or to other Subsidiaries or Borrower and Investments by Borrower in Subsidiaries not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate in any fiscal year;

(f) Investments not to exceed Three Hundred Thousand Dollars ($300,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plan agreements approved by Borrower’s Board of Directors;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of Borrower in any Subsidiary; and

(i) Joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed One Million Dollars ($1,000,000) in the aggregate in any fiscal year.

“Permitted Liens” means the following:

(a) Any Liens existing on the Closing Date approved by Lender and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances of Bank) or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which Borrower maintains adequate reserves, provided the same have no priority over any of Lender’s security interests;

(c) Liens not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate (i) upon or in any Equipment (other than the Collateral and Equipment financed by an Equipment Advance by Bank) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (b) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens in favor of Bank in the Bank Collateral;

(f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.5 or 8.9; and

(g) Liens securing Subordinated Debt.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business;

(c) worn-out or obsolete Equipment, provided Borrower obtains the prior written consent of Lender to dispose of any Collateral or components thereof with original cost in excess of $5,000 deemed by Borrower to be worn-out or obsolete;

(d) business or property in connection with Permitted Investments and Permitted Liens; or

(e) other assets of Borrower or its Subsidiaries that do not in the aggregate exceed Three Hundred Thousand Dollars ($300,000) during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the variable rate of interest, per annum, most recently announced by Lender, as its “prime rate,” whether or not such announced rate is the lowest rate available from Lender.

“Responsible Officer” means each of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer and the Controller of Borrower.

“Schedule” means the schedule of exceptions attached hereto and approved by Lender, if any.

“SOS Reports” means the official reports from the Secretaries of State of each Collateral State, Chief Executive Office State and the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Subordinated Debt” means any debt incurred by Borrower that is subordinated in writing to the Obligations on terms reasonably acceptable to Lender (and identified as being such by Borrower and Lender).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the stock, limited liability company interest or joint venture of which by the terms thereof has the ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Term Loan” has the meaning set forth in Section 2.1(b).

“Term Loan Maturity Date” means December 31, 2013.

1.2 Accounting Terms. Any accounting term not specifically defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules for quarterly and annual financial statements.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Borrower promises to pay to Lender, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Lender to Borrower, together with interest on the unpaid principal amount of such Credit Extensions at rates and at times in accordance with the terms hereof.

(b) Term Loan.

(i) Subject to and upon the terms and conditions of this Agreement, on the Closing Date or as soon thereafter as is practical, Lender shall make one term loan to Borrower in the aggregate principal amount of Six Million Dollars ($6,000,000) (the “Term Loan”), which amount shall be used to purchase or pay purchase obligations in connection with the specific Equipment that comprises the Collateral.

(ii) Borrower shall make thirty-six (36) monthly Periodic Payments payable in arrears, each of which shall equal the product of the loan factor of 3.2557% (“Loan Factor”) and the original principal amount, in the Periodic Payment amount each month of $195,342.00. The first of the Periodic Payments shall be due and payable on the Advance date of the Term Loan. Borrower also agrees to pay the interest portion of any initial partial month payment from the Advance date to but excluding the last day of the month in which the Advance is made, which equates to $1,769.27 per day. The remaining Periodic Payments shall be due on the last business day of each month beginning January 31, 2011 and each month thereafter. The Term Loan, once repaid, may not be re-borrowed.

Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default shall exist and be continuing, Borrower may prepay the Obligations in full, but not in part, on the following terms and conditions:

(a)	Borrower shall give Lender five (5) business days’ prior written notice of its intent to prepay the Obligations and such prepayment shall be made upon a regularly scheduled Periodic Payment date, and

(b)	Prepayment shall be in the full amount of the unpaid principal and earned but unpaid interest accrued to the date of prepayment components of the remaining Periodic Payments (which amounts shall be provided by Lender at the time of any prepayment), and any other outstanding Obligations including fees, taxes, costs or other reimbursements (including any indemnities) owing to Lender as so required by the terms of this Agreement, (in the aggregate, the “Prepayment Amount”).

(c)	In addition to the above Prepayment Amount, if Borrower prepays its Obligations, Borrower shall pay the following prepayment fee (“Prepayment Fee”):

(i)	If the prepayment is made in the first twelve (12) months after the Advance date hereof, a premium of three percent (3%) of the outstanding principal amount of the remaining Periodic Payments;

(ii)

If the prepayment is made after the end of the twelfth (12th) month and before the end of the eighteenth (18th) month after the Advance date hereof, a premium of one and one half percent (1.50%) of the outstanding principal amount of the remaining Periodic Payments; and

(iii)	If the prepayment is made after the end of the eighteenth (18th) month after the Advance date hereof, no premium shall be due.

The acceptance by Lender of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Lender’s right to receive payment in full at such time or at any prior or subsequent time.

(iii) Form of Request. Prior to the Advance date, Borrower will provide to Lender a Payment/Advance Form in substantially the form of Exhibit B hereto. Lender is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Lender’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Lender shall be entitled to rely on any telephonic notice given by a person who Lender reasonably believes to be a Responsible Officer or a designee thereof, and Borrower shall indemnify and hold Lender harmless for any damages or loss suffered by Lender as a result of such reliance. Lender will wire the amount of Advances made under this Section 2.1(b) to Borrower’s deposit account.

2.2 Payments, and Calculations.

(a) Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrower shall pay Lender a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at an interest rate equal to five (5) percentage points above the interest rate applicable to the remaining principal component of the remaining Periodic Payments immediately prior to the occurrence of the Event of Default. The foregoing shall not apply with respect to any payment that is not made as a result of Lender’s failure to withdraw automatic debit payments.

(b) Payments. Periodic Payments shall be due and payable on the last business day of each month during the term hereof. Lender shall, debit by electronic means (automated clearinghouse), all Lender Expenses and all Periodic Payments from the Designated Deposit Account.

2.3 Crediting Payments. Prior to the occurrence of an Event of Default, Lender shall credit a wire transfer of funds, check or other item of payment received from Borrower to such deposit account or Obligation as Borrower specifies. After the occurrence of an Event of Default, Lender shall have the right, in its sole discretion, to immediately apply any wire transfer of funds, check, or other item of payment to conditionally reduce Obligations, but such applications of funds shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Lender after 12:00 noon Pacific time shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. Whenever any payment to Lender under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.4 Fees. Borrower shall pay to Lender the following:

(a) Facility Fee. A fee equal to Sixty Thousand Dollars ($60,000), which shall be nonrefundable; and which Lender confirms has been received prior to the date hereof;

(b) Lender Expenses. All Lender Expenses incurred prior to the Closing Date (excluding expenses generated by Lender’s in-house counsel), and thereafter, as and when they become due.

2.5 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7, shall continue in full force and effect for so long as any Obligations remain outstanding or Lender has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Lender shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to the Credit Extension. The obligation of Lender to make the initial Credit Extension is subject to the condition precedent that Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Agreement;

(b) an officer’s certificate of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c) UCC National Form Financing Statement;

(d) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(e) an Intercreditor Agreement with Bank;

(f) evidence that Bank has funded the Bank Indebtedness or will fund concurrent with Lender funding the initial Credit Extension;

(g) insurance certificates related to the Collateral satisfactory to Lender;

(h) payment of any Lender Expenses then due specified in Section 2.4 hereof;

(i) current financial statements, including audited statements for Borrower’s most recently ended fiscal year, together with an unqualified opinion, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2, and such other updated financial information as Lender may reasonably request;

(j) current Compliance Certificate in accordance with Section 6.2;

(k) a Collateral Information Certificate; and

(l) such other documents or certificates, and completion of such other matters, as Lender may reasonably deem necessary or appropriate;

(m) timely receipt by Lender of the Payment/Advance Form as provided in Section 2.1;

(n) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of such Payment/Advance Form and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date). The making of the Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

(p) a payoff letter with respect to any Indebtedness being repaid with the proceeds of the initial Credit Extension by Bank.

(q) inspection and tagging of the Collateral by Lender or its agents.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Borrower grants and pledges to Lender a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Borrower also hereby agrees to not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of its intellectual property other than as permitted under this Agreement. Notwithstanding any termination, Lender’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2 Perfection of Security Interest. Borrower authorizes Lender to file at any time financing statements, continuation statements, and amendments thereto that (i) specifically describe the Collateral, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether Borrower is an organization, the type of organization and any organizational identification number issued to Borrower, if applicable. Any such financing statements may be signed by Lender on behalf of Borrower, as provided in the Code, and may be filed at any time in any jurisdiction whether or not Revised Article 9 of the Code is then in effect in that jurisdiction. Borrower shall from time to time endorse and deliver to Lender, at the request of Lender, other documents that Lender may reasonably request, in form satisfactory to Lender, to perfect and continue perfected Lender’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrower shall have possession of the Collateral, except where expressly otherwise provided in this Agreement. Where Collateral is in possession of a third party bailee, Borrower shall take such steps as Lender reasonably requests for Lender to obtain an acknowledgment, in form and substance satisfactory to Lender, of the bailee that the bailee holds such Collateral for the benefit of Lender.

4.3 Right to Inspect. Lender (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

5. REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Borrower and each Subsidiary is duly existing under the laws of the state in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower’s Certificate of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement by which it is bound, except to the extent such default could not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. All Collateral is located solely in the Collateral States. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.4 Intellectual Property. Borrower is the sole owner of its patents, trademarks, copyrights and other intellectual property, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. To the best of Borrower’s knowledge, each of Borrower’s patents, trademarks and copyrights is valid and enforceable, and no part of its intellectual property has been judged invalid or unenforceable, in whole or in part, and no claim has been made to Borrower that any part of its intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect.

5.5 Name; Location of Chief Executive Office. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth in the first paragraph of this Agreement. The chief executive office of Borrower is located in the Chief Executive Office State at the address indicated in Section 10 hereof.

5.6 Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to Borrower and any Subsidiary that are delivered by Borrower to Lender fairly present in all material respects Borrower’s consolidated and consolidating financial condition as of the date thereof and Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of Borrower since the date of the most recent of such financial statements submitted to Lender.

5.8 Solvency, Payment of Debts. Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower’s failure to comply with ERISA that is reasonably likely to result in Borrower’s incurring any liability that could have a Material Adverse Effect. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Borrower is in compliance with all environmental laws, regulations and ordinances except where the failure to comply is not reasonably likely to have a Material Adverse Effect. Borrower has not violated any statutes, laws, ordinances or rules applicable to it, the violation of which could reasonably be expected to have a Material Adverse Effect. Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.10 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.11 Government Consents. Borrower and each Subsidiary have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower’s business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.12 Full Disclosure. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Lender taken together with all such certificates and written statements furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not materially misleading it being recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Lender may have any commitment to make a Credit Extension hereunder, Borrower shall do all of the following:

6.1 Good Standing and Government Compliance. Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could have a Material Adverse Effect, and shall furnish to Lender the organizational identification number issued to Borrower by the authorities of the state in which Borrower is organized, if applicable. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could have a Material Adverse Effect. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which could reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Borrower shall deliver the following to Lender or make available on its website: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s operations during such period prepared in accordance with GAAP, in a form reasonably acceptable to Lender and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Borrower’s fiscal year, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified or otherwise consented to in writing by Lender on such financial statements of an independent certified public accounting firm reasonably acceptable to Lender; (iii) if applicable, either (a) copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission, or (b) a link to Borrower’s website where such information is posted; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of Three Hundred Thousand Dollars ($300,000) or more; (v) promptly upon receipt, each management letter prepared by Borrower’s independent certified public accounting firm regarding Borrower’s management control systems; (vi) as soon as available, but in any event no later than March 15, 2011 with respect to 2011 and January 31 of each year for each subsequent year, an annual business plan (including operating budget) approved by Borrower’s board of directors and (vii) such other budgets, sales projections, operating plans or other financial information as Lender may reasonably request from time to time.

(a) Within thirty (30) days after the last day of each month, Borrower shall deliver to Lender with the monthly financial statements, a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer in substantially the form of Exhibit D hereto.

(b) As soon as possible and in any event within three (3) calendar days after becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer setting forth details of the Event of Default, and the action which Borrower has taken or proposes to take with respect thereto.

(c) Lender shall have a right from time to time hereafter to audit Borrower’s Accounts and appraise Collateral at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

Borrower may deliver to Lender on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Lender shall be entitled to rely on the information contained in the electronic files, provided that Lender in good faith believes that the files were delivered by a Responsible Officer. If Borrower delivers this information electronically, it shall also deliver to Lender by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or pdf file within five (5) Business Days of submission of the unsigned electronic copy, the certification of monthly financial statements and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Lessor’s Acknowledgement and Subordination. No later than sixty (60) days after the Closing Date, Borrower shall deliver to Bank a Lessor’s Acknowledgment and Subordination for Borrower’s chief executive office listed in Section 10 hereof in form and substance acceptable to Lender.

6.4 Taxes. Borrower shall make, and cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Lender, on demand, proof satisfactory to Lender indicating that Borrower or a Subsidiary has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5 Insurance.

(a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks (each, an “Event of Loss”), and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted on the date hereof. Borrower shall also maintain liability and other insurance in amounts and of a type that are customary to businesses similar to Borrower’s.

(b) All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Lender. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Lender, showing Lender as an additional loss payee, and all liability insurance policies shall show the Lender as an additional insured and shall specify that the insurer must give at least 20 days notice to Lender before canceling its policy for any reason. Upon Lender’s request, Borrower shall deliver to Lender certified copies of the policies of insurance and evidence of all premium payments. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at Borrower’s option, be payable to Borrower to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Lender has been granted a first priority security interest. If an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Lender’s option, be payable to Lender to be applied on account of the Obligations.

(c) If any item of Collateral is damaged or suffers an Event of Loss, Borrower shall give to Lender immediate notice thereof and this Agreement shall continue in full force and effect without any abatement of Periodic Payments. Borrower shall determine, within twenty (20) days after the date of occurrence of such damage or Event of Loss, whether such item of Collateral can be repaired. In the event Borrower determines that such item of Collateral can be repaired, Borrower shall cause such item of Collateral to be promptly repaired. In the event Borrower determines that the item of Collateral cannot be repaired, Borrower shall elect, either to: (i) promptly replace such item of Collateral with equipment of like or better kind, make and model, utility and value free and clear of all liens and encumbrances except for Permitted Liens, and this Agreement shall continue in full force and effect as though such damage or destruction had not occurred; or (ii) with respect to the item of Collateral that suffered the Event of Loss, pay to Lender the Prepayment Amount and Prepayment Fee applicable thereto on the Periodic Payment due date immediately preceding the Event of Loss and this Agreement will terminate as to the item of Collateral suffering the Event of Loss. The Periodic Payments shall be reduced thereafter pro rata by the reduction of the original principal amount allocable to the cost of the item of Collateral suffering the Event of Loss. All proceeds of insurance received by Lender, the designated loss payee, or Borrower under the policy referred to above shall be applied toward the cost of any such repair or replacement so long as Borrower shall not be in default of its Obligations hereunder.

6.6 Intentionally Omitted.

6.7 Intentionally Omitted.

6.8 Creation/Acquisition of Subsidiaries. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Lender to cause such Subsidiary to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in and to the collateral of such Subsidiary (substantially as described on Exhibit A hereto), and Borrower shall grant and pledge to Lender a perfected security interest in the stock, units or other evidence of ownership of such Subsidiary.

6.9 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Lender to effect the purposes of this Agreement.

7. NEGATIVE COVENANTS.

Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Lender may have any commitment to make any Credit Extensions, Borrower will not do any of the following without Lender’s prior written consent, which shall not be unreasonably withheld:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Collateral, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office without thirty (30) days prior written notification to Lender; replace its chief executive officer or chief financial officer without five (5) business days written notification to Lender thereafter; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by Borrower; change its fiscal year end; suffer or permit a Change in Control.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary into another Subsidiary or into Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person except where (i) such transactions do not in the aggregate exceed Three Hundred Thousand Dollars ($300,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) Borrower is the surviving entity.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except Indebtedness to Lender or unless such payment is permitted in connection with any subordination or intercreditor agreement with Lender.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of the Collateral, or permit any of its Subsidiaries so to do, except for Permitted Liens. Agree with any Person other than Lender not to grant a security interest in, or otherwise encumber, any of its, or covenant to any other Person that Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of the Collateral, or permit any Subsidiary to do so.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, except that Borrower may (i) repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of indebtedness owed by such former employees to Borrower regardless of whether an Event of Default exists.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or Bank’s Affiliates or permit any Subsidiary to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision affecting Lender’s rights contained in any documentation relating to the Subordinated Debt without Lender’s prior written consent.

7.10 Inventory and Equipment. Store the Collateral with a bailee, warehouseman, or similar third party unless the third party has been notified of Lender’s security interest and Lender (a) has received an acknowledgment from the third party that it is holding or will hold the Collateral for Lender’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Collateral. Except for Inventory sold in the ordinary course of business and except for such other locations as Lender may approve in writing, Borrower shall keep the Collateral only at the location set forth in Section 10 and such other locations of which Borrower gives Lender prior written notice and as to which Lender files a financing statement, or takes other action, where needed to perfect its security interest.

7.11 No Investment Company; Margin Regulation. Become or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

8.1 Payment Default. If Borrower fails to pay any of the Obligations when due; provided, however, there shall not be an Event of Default if such payment is the result of Lender’s failure to withdraw payments as provided in Section 2.2(b);

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Lender and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Defective Perfection. If Lender shall receive at any time following the Closing Date an SOS Report indicating that except for Permitted Liens, Lender’s security interest in the Collateral is not prior to all other security interests or Liens of record reflected in such SOS Report;

8.4 Intentionally Omitted;

8.5 Attachment. If any Collateral or material portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any Collateral or any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Credit Extensions will be made during such cure period);

8.6 Insolvency. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.7 Other Agreements. If there is a default or other failure to perform in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to have a Material Adverse Effect;

8.8 Subordinated Debt. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Lender;

8.9 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Thousand Dollars ($300,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment); or

8.10 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Lender by any Responsible Officer pursuant to this Agreement or to induce Lender to enter into this Agreement or any other Loan Document.

8.11 Bank Default. If an Event of Default occurs under the Bank Agreement (“Bank Agreement Default”) which remains uncured and un-waived; provided that any subsequent cure or waiver of such Bank Default shall be deemed to be a cure or waiver for purposes of a cross default hereunder unless Lender has already commenced its right or remedies hereunder.

9. LENDER’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.6, all Obligations shall become immediately due and payable without any action by Lender);

(b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Lender;

(c) Make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Lender so requires, and to make the Collateral available to Lender as Lender may designate. Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Lender’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender’s rights or remedies provided herein, at law, in equity, or otherwise;

(d) Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender, and (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

(e) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Lender is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Lender’s exercise of its rights under this Section 9.1, Borrower’s rights under all licenses and all franchise agreements shall inure to Lender’s benefit;

(f) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Lender determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Lender deems appropriate. Lender may sell the Collateral without giving any warranties as to the Collateral. Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Lender sells any of the Collateral upon credit, Borrower will be credited only with payments actually made by the purchaser, received by Lender, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Lender may resell the Collateral and Borrower shall be credited with the proceeds of the sale;

(g) Lender may credit bid and purchase at any public sale;

(h) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Borrower, any guarantor or any other Person liable for any of the Obligations; and

(i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Lender (and any of Lender’s designated officers, or employees) as Borrower’s true and lawful attorney to: (a) endorse Borrower’s name on any checks or other forms of payment or security that may come into Lender’s possession;(b) dispose of any Collateral; (c) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance; (d) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Lender determines to be reasonable; and (e) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; provided Lender may exercise such power of attorney to sign the name of Borrower on any of the documents described in clause (e) above, regardless of whether an Event of Default has occurred. The appointment of Lender as Borrower’s attorney in fact, and each and every one of Lender’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Lender’s obligation to provide Credit Extensions hereunder is terminated.

9.3 Lender Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Lender may do any or all of the following after reasonable notice to Borrower during the continuance of an Event of Default: (a) make payment of the same or any part thereof; or (b) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Lender deems prudent. Any amounts so paid or deposited by Lender shall constitute Lender Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Lender shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement.

9.4 Lender’s Liability for Collateral. Lender has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

9.5 No Obligation to Pursue Others. Lender has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Lender may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Lender’s rights against Borrower. Borrower waives any right it may have to require Lender to pursue any other Person for any of the Obligations.

9.6 Remedies Cumulative. Lender’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it. No waiver by Lender shall be effective unless made in a written document signed on behalf of Lender and then shall be effective only in the specific instance and for the specific purpose for which it was given. Borrower expressly agrees that this Section may not be waived or modified by Lender by course of performance, conduct, estoppel or otherwise.

9.7 Demand; Protest. Except as otherwise provided in this Agreement, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Lender, as the case may be, at its addresses set forth below:

If to Borrower:	COMPLETE GENOMICS, INC.
2071 Stierlin Court
Mountain View, CA 94043
Attn: Ajay Bansal
FAX: (650) 964-0589

If to Lender:	ATEL Ventures, Inc.
600 California Street, 6th. Floor
San Francisco, CA 94108
Attn: Associate General Counsel
(Fax): (415) 616-5555

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Lender hereby submits to the exclusive jurisdiction of the state and Federal courts located in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. REFERENCE PROVISION.

In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.1 Mechanics.

(a) With the exception of the items specified in clause (b), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Comerica Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Comerica Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

(b) The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

(c) The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

(d) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

(e) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.2 Procedures. Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.3 Application of Law. The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.4 Repeal. If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.5 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER COMERICA DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all Persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Lender’s prior written consent, which consent may be granted or withheld in Lender’s sole discretion. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Lender’s obligations, rights and benefits hereunder.

13.2 Indemnification. Borrower shall defend, indemnify and hold harmless Lender and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Lender Expenses in any way suffered, incurred, or paid by Lender, its officers, employees and agents as a result of or in any way arising out of, following, or consequential to transactions between Lender and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for all demands, claims, liabilities and losses caused by Lender’s gross negligence or willful misconduct.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by each party hereto. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Lender has any obligation to make any Credit Extension to Borrower. The obligations of Borrower to indemnify Lender with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Lender have run.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPLETE GENOMICS, INC.

By:	/s/ Ajay Basal
Title:	Chief Financial Officer

ATEL VENTURES, INC.

By:	Illegible
Title:

[Signature Page to Loan and Security Agreement]

DEBTOR	COMPLETE GENOMICS, INC.

SECURED PARTY:	ATEL VENTURES, INC.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO LOAN AND SECURITY AGREEMENT

The following personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

Eighteen (18) genome sequencers, aka gene sequencers, aka CGI Sequencers, each designed by Complete Genomics, Inc. (“CGI”) and built for and sold to CGI by Korvis Automation, Inc. (“Korvis”), as per Korvis’ invoices as listed in Exhibit A attached hereto as if fully set forth herein and as also designated by CGI as follows:

Genome Sequencer #
#1
#2
#3
#5
#6
#7
#11
#14
#16
#17
#19
#21
#22
#23
#26
#28
#29
#31

Each such genome sequencer consists of two modules or systems, a fluidics system and an imaging system. Korvis has issued the following as the serial numbers associated with both the nine (9) fluid systems and the nine (9) imaging systems, with each appearing twice, once for an imaging system and then for a fluids system.

09111-1/8-1
09111-2/8-7
09111-3/8-3
09111-4/8-4
09111-5/8-5
09111-6/8-6
09111-7/8-2
09111-8/8-8
09114-1/10-9
09114-10/10-18
09114-2/10-10
09114-3/10-11
09114-4/10-12
09114-5/10-13
09114-5/10-16
09114-6/10-14
09114-7/10-15
09114-9/10-17

Following is a listing of each fluidics and imaging system as internally designated and labeled by CGI. Imaging Systems and Fluidics Systems are interchangeable between sequencers.

Imaging System #	Fluidics System #
IMMBB-0001	FTM-0001
IMMBB-0002	FTM-0002
IMMBB-0003	FTM-0003
IMMBB-0004	FTM-0004
IMMBB-0005	FTM-0005
IMMBB-0006	FTM-0006
IMMBB-0007	FTM-0007
IMMBB-0008	FTM-0008
IMMBB-0009	FTM-0009
IMMBB-0010	FTM-0010
IMMBB-0011	FTM-0011
IMMBB-0012	FTM-0012
IMMBB-0013	FTM-0013
IMMBB-0014	FTM-0014
IMMBB-0015	FTM-0015
IMMBB-0016	FTM-0016
IMMBB-0017	FTM-0017
IMMBB-0018	FTM-0018

Each of such fluidics and imaging systems consists of numerous components as CGI has represented to Secured Party as comprising all the components necessary and used to build such fluidics and imaging systems, or any similar type components, along with any other components that may be part of such genome sequencers in addition to said fluidics and imaging systems, and all attachments, substitutions, replacements and upgrades, and all proceeds thereof.

EXHIBIT B

LOAN ADVANCE/PAYDOWN REQUEST FORM

To: ATEL Ventures, Inc. Attn: Omar Fiel FAX #: (415) 989-3796	DATE: TIME:

FROM:	COMPLETE GENOMICS, INC.	TELEPHONE REQUEST (For Lender Use Only):
Borrower’s Name
FROM:		The following person is authorized to request the loan payment transfer/loan advance on the designated account and is known to me.
Authorized Signer’s Name
FROM:
	Authorized Signer’s Name	Authorized Request & Phone #
PHONE #:
Received by (Lender) & Phone #
FROM ACCOUNT#:
(please include Note number, if applicable)
TO ACCOUNT #:		Authorized Signature (Lender)
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Lender Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
		Comp. Status:	YES	NO
OTHER INSTRUCTIONS:		Status Date:
Time:
Approval:

All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties the date expressly referring to another date shall be true, correct and complete in all material respects as of such date.

*IS THERE A WIRE REQUEST TIED TO THIS LOAN ADVANCE? (PLEASE CIRCLE ONE If YES, the Outgoing Wire Transfer Instructions must be completed below.	YES	NO

OUTGOING WIRE TRANSFER INSTRUCTIONS	Fed Reference Number	Lender Transfer Number

The items marked with an asterisk (*) are required to be completed.

*Beneficiary Name
*Beneficiary Account Number
*Beneficiary Address
Currency Type	US DOLLARS ONLY
*ABA Routing Number (9 Digits)
*Receiving Institution Name
*Receiving Institution Address
*Wire Account	$

EXHIBIT C

Intentionally Omitted

EXHIBIT D

COMPLIANCE CERTIFICATE

Please send all Required Reporting to:	ATEL Ventures, Inc.
600 California Street, 6th. Floor
San Francisco, CA 94108
Phone: (415) 616-3440
Fax: (415) 616-5555

FROM:	COMPLETE GENOMICS, INC.

The undersigned authorized Officer of COMPLETE GENOMICS, INC. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                          with all required covenants, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof, other than representations and warranties of Borrower made as of a specific date, in which case they shall be true and correct in all material respects as of such date. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” or “Applicable” column.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days	YES	NO
Compliance Certificate	Monthly, within 30 days	YES	NO
CPA Audited, Unqualified F/S	Annually, within 180 days of FYE	YES	NO

Annual Business Plan (incl. operating budget)	By 3/15 for 2011 or by 1/31 thereafter	YES	NO

Audit	Annual	YES	NO

If Public:
10-Q(delivered or linked to website)	Quarterly, within 5 days of SEC filing (50 days)	YES	NO
10-K(delivered or linked to website)	Annually, within 5 days of SEC filing (95 days)	YES	NO

Total amount of Borrower’s cash and investments	Amount: $	YES	NO
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	YES	NO

REPORTING COVENANTS	DESCRIPTION	APPLICABLE

Legal Action > $300,000	Notify promptly upon notice	YES	NO

Mergers & Acquisitions > $300,000	Notify promptly upon notice	YES	NO
Cross default with other agreements	Notify promptly upon notice	YES	NO
> $100,000		YES	NO
Judgment > $300,000	Notify promptly upon notice	YES	NO

OTHER COVENANTS	REQUIRED	ACTUAL	COMPLIES

Permitted Indebtedness for equipment leases	<$750,000		YES	NO

Permitted Investments for stock repurchase	<$300,000		YES	NO

Permitted Investments for subsidiaries	<$300,000		YES	NO

Permitted Investments for employee loans	<$300,000		YES	NO

Permitted Investments for joint ventures	<$1,000,000		YES	NO

Permitted Liens for equipment leases	<$750,000		YES	NO

Permitted Transfers	<$300,000		YES	NO

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Very truly yours,

Authorized Signer

Name:

Title:

EXHIBIT E

Intentionally Omitted

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1)

Permitted Investments (Section 1.1)

Permitted Liens (Section 1.1)

Prior Names (Section 5.5)

Litigation (Section 5.6)

Inbound Licenses (Section 5.12)

Corporation Resolutions and Incumbency Certification

Authority to Procure Loans

I certify that I am the duly elected and qualified Secretary of COMPLETE GENOMICS, INC.; that the following is a true and correct copy of resolutions duly adopted by the Board of Directors of the Corporation in accordance with its bylaws and applicable statutes.

Copy of Resolutions:

Be it Resolved, That:

1.	Any one (1) of the following (insert titles only) of the Corporation are/is authorized, for, on behalf of, and in the name of the Corporation to:

(a)	Negotiate and procure loans, letters of credit and other credit or financial accommodations from ATEL Ventures, Inc. (“Lender”), a California corporation, including, without limitation, that certain Loan and Security Agreement dated as of December , 2010, as may subsequently be amended from time to time.

(b)	Discount with the Lender, commercial or other business paper belonging to the Corporation made or drawn by or upon third parties, without limit as to amount;

(c)	Purchase, sell, exchange, assign, endorse for transfer and/or deliver certificates and/or instruments representing stocks, bonds, evidences of Indebtedness or other securities owned by the Corporation, whether or not registered in the name of the Corporation;

(d)	Give security for any liabilities of the Corporation to the Lender by grant, security interest, assignment, lien, deed of trust or mortgage upon any real or personal property, tangible or intangible of the Corporation; and

(e)	Execute and deliver in form and content as may be required by the Lender any and all notes, evidences of Indebtedness, applications for letters of credit, guaranties, subordination agreements, loan and security agreements, financing statements, assignments, liens, deeds of trust, mortgages, trust receipts and other agreements, instruments or documents to carry out the purposes of these Resolutions, any or all of which may relate to all or to substantially all of the Corporation’s property and assets.

2.	Said Lender be and it is authorized and directed to pay the proceeds of any such loans or discounts as directed by the persons so authorized to sign, whether so payable to the order of any of said persons in their individual capacities or not, and whether such proceeds are deposited to the individual credit of any of said persons or not;

3.	Any and all agreements, instruments and documents previously executed and acts and things previously done to carry out the purposes of these Resolutions are ratified, confirmed and approved as the act or acts of the Corporation.

4.	These Resolutions shall continue in force, and the Lender may consider the holders of said offices and their signatures to be and continue to be as set forth in a certified copy of these Resolutions delivered to the Lender, until notice to the contrary in writing is duly served on the Lender (such notice to have no effect on any action previously taken by the Lender in reliance on these Resolutions).

5.	Any person, corporation or other legal entity dealing with the Lender may rely upon a certificate signed by an officer of the Lender to effect that these Resolutions and any agreement, instrument or document executed pursuant to them are still in full force and effect and binding upon the Corporation.

6.	The Lender may consider the holders of the offices of the Corporation and their signatures, respectively, to be and continue to be as set forth in the Certificate of the Secretary of the Corporation until notice to the contrary in writing is duly served on the Lender.

I further certify that the above Resolutions are in full force and effect as of the date of this Certificate; that these Resolutions and any borrowings or financial accommodations under these Resolutions have been properly noted in the corporate books and records, and have not been rescinded, annulled, revoked or modified; that neither the foregoing Resolutions nor any actions to be taken pursuant to them are or will be in contravention of any provision of the articles of incorporation or bylaws of the Corporation or of any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound; and that neither the articles of incorporation nor bylaws of the Corporation nor any agreement, indenture or other instrument to which the Corporation is a party or by which it is bound require the vote or consent of shareholders of the Corporation to authorize any act, matter or thing described in the foregoing Resolutions.

I further certify that the following named persons have been duly elected to the offices set opposite their respective names, that they continue to hold these offices at the present time, and that the signatures which appear below are the genuine, original signatures of each respectively:

(PLEASE SUPPLY GENUINE SIGNATURES OF AUTHORIZED SIGNERS BELOW)

NAME (Type or Print)	TITLE	SIGNATURE

In Witness Whereof, I have affixed my name as Secretary and have caused the corporate seal (where available) of said Corporation to be affixed on December     , 2010.

Secretary

The Above Statements are Correct.
SIGNATURE OF OFFICER OR DIRECTOR OR, IF NONE. A SHAREHOLDER OTHER THAN SECRETARY WHEN SECRETARY IS AUTHORIZED TO SIGN ALONE.

Failure to complete the above when the Secretary is authorized to sign alone shall constitute a certification by the Secretary that the Secretary is the sole Shareholder, Director and Officer of the Corporation.

ATEL VENTURES, INC.

TERM LOAN AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

Name(s): COMPLETE GENOMICS, INC.	Date: December , 2010

$	credited to deposit account No. when the Term Loan is requested by Borrower

Amounts paid to others on your behalf:

$	to [vendor]
$	to
$	TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for ATEL Ventures, Inc. to disburse the loan proceeds as stated above.

Signature	Signature

ATEL Ventures, Inc.

Agreement to Furnish Insurance

(Herein called “Lender”)

Borrower(s): Complete Genomics, Inc.

I understand that the Security Agreement which I executed in connection with this transaction requires me to provide a physical damage insurance policy including a Lenders Loss Payable Endorsement in favor of the Lender as shown below, within ten (10) days from the date of this agreement.

The following minimum insurance must be provided according to the terms of the security documents.

☐	AUTOMOBILES, TRUCKS, RECREATIONAL VEHICLES ☐	MACHINERY & EQUIPMENT: MISCELLANEOUS PERSONAL PROPERTY
	Comprehensive & Collision	Fire & Extended Coverage
	Lender’s Loss Payable Endorsement	Lender’s Loss Payable Endorsement
☐ Breach of Warranty Endorsement

☐	BOATS ☐	AIRCRAFT
	All Risk Hull Insurance	All Risk Ground & Flight Insurance
	Lender’s Loss Payable Endorsement	Lender’s Loss Payable Endorsement
	☐ Breach of Warranty Endorsement	☐ Breach of Warranty Endorsement

☐	MOBILE HOMES ☐	REAL PROPERTY
	Fire, Theft & Combined Additional Coverage	Fire & Extended Coverage
	Lender’s Loss Payable Endorsement	Lender’s Loss Payable Endorsement
	☐ Earthquake	☐ All Risk Coverage
☐ Special Form Risk Coverage
☐
☐ Earthquake
☐	INVENTORY	☐ Other

☐	Other

I may obtain the required insurance from any company that is acceptable to the Lender, and will deliver proof of such coverage with an effective date of November     , 2010 or earlier.

I understand and agree that if I fail to deliver proof of insurance to the Lender at the address below, or upon the lapse or cancellation of such insurance, the Lender may procure Lender’s Single Interest Insurance or other similar coverage on the property. If the Lender procures insurance to protect its interest in the property described in the security documents, the cost for the insurance will be added to my indebtedness as provided in the security documents. Lender’s Single Interest Insurance shall cover only the Lender’s interest as a secured party, and shall become effective at the earlier of the funding date of this transaction or the date my insurance was canceled or expired. I UNDERSTAND THAT LENDER’S SINGLE INTEREST INSURANCE WILL PROVIDE ME WITH ONLY LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN, HOWEVER, MY EQUITY IN THE PROPERTY WILL NOT BE INSURED. FURTHER, THE INSURANCE WILL NOT PROVIDE MINIMUM PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND DOES NOT MEET THE REQUIREMENTS OF THE FINANCIAL RESPONSIBILITY LAW.

CALIFORNIA CIVIL CODE SECTION 2955.5. HAZARD INSURANCE DISCLOSURE: No lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.

Lender Address for Insurance Documents: ATEL Ventures, Inc. 600 California Street, 6th Floor San Francisco, CA 94957 Attn: Omar Fiel

I acknowledge having read the provisions of this agreement, and agree to its terms. I authorize the Lender to provide to any person (including any insurance agent or company) any information necessary to obtain the insurance coverage required.

OWNER(S) OF COLLATERAL:	DATED: December , 2010

INSURANCE VERIFICATION

Date	Phone
Agents Name	Person Talked To

Agents Address
Insurance Company
Policy Number(s)
Effective Dates: From	To:
Deductible $	Comments:

ATEL Ventures, Inc.
AUTOMATIC DEBIT AUTHORIZATION
To: ATEL Ventures, Inc.

Re: Loan #

You are hereby authorized and instructed to charge account No.                                          in the name of COMPLETE GENOMICS, INC.

for principal, interest and other payments due on above referenced loan as set forth below and credit the loan referenced above.

☒ Debit each Periodic Payment as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit any Prepayment Amount or Prepayment Fee as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

☒ Debit each payment for Lender Expenses as it becomes due according to the terms of the Loan and Security Agreement and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

Borrower Signature	Date
December , 2010
December , 2010

ATEL Ventures, Inc.

ATEL VENTURES, INC.
CLIENT AUTHORIZATION
Fax (415) 616-5555 Attn: Kay B. Jones

General Authorization

I hereby authorize ATEL Ventures, Inc. to use my company name, logo, and information relating to our relationship in its marketing and advertising campaigns which is intended for ATEL Venture Inc.’s customers, prospects and shareholders.

ATEL Ventures, Inc. will forward any advertising or article including client for prior review and approval.

Signature

Printed Name	Title

Company

Mailing Address

City, State, Zip Code

Phone Number

Fax Number

E-Mail

December , 2010

DEBTOR	COMPLETE GENOMICS, INC.

SECURED PARTY:	ATEL VENTURES, INC.

EXHIBIT A

COLLATERAL DESCRIPTION ATTACHMENT

TO UCC NATIONAL FORM FINANCING STATEMENT

The following personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

Eighteen (18) genome sequencers, aka gene sequencers, aka CGI Sequencers, each designed by Complete Genomics, Inc. (“CGI”) and built for and sold to CGI by Korvis Automation, Inc. (“Korvis”), as per Korvis’ invoices as listed in Exhibit A attached hereto as if fully set forth herein and as also designated by CGI as follows:

Genome Sequencer #
#1
#2
#3
#5
#6
#7
#11
#14
#16
#17
#19
#21
#22
#23
#26
#28
#29
#31

Each such genome sequencer consists of two modules or systems, a fluidics system and an imaging system. Korvis has issued the following as the serial numbers associated with both the nine (9) fluid systems and the nine (9) imaging systems, with each appearing twice, once for an imaging system and then for a fluids system.

09111-1/8-1
09111-2/8-7
09111-3/8-3
09111-4/8-4
09111-5/8-5
09111-6/8-6
09111-7/8-2
09111-8/8-8
09114-1/10-9
09114-10/10-18
09114-2/10-10
09114-3/10-11
09114-4/10-12
09114-5/10-13
09114-5/10-16
09114-6/10-14
09114-7/10-15
09114-9/10-17

Following is a listing of each fluidics and imaging system as internally designated and labeled by CGI. Imaging Systems and Fluidics Systems are interchangeable between sequencers.

Imaging System #	Fluidics System #
IMMBB-0001	FTM-0001
IMMBB-0002	FTM-0002
IMMBB-0003	FTM-0003
IMMBB-0004	FTM-0004
IMMBB-0005	FTM-0005
IMMBB-0006	FTM-0006
IMMBB-0007	FTM-0007
IMMBB-0008	FTM-0008
IMMBB-0009	FTM-0009
IMMBB-0010	FTM-0010
IMMBB-0011	FTM-0011
IMMBB-0012	FTM-0012
IMMBB-0013	FTM-0013
IMMBB-0014	FTM-0014
IMMBB-0015	FTM-0015
IMMBB-0016	FTM-0016
IMMBB-0017	FTM-0017
IMMBB-0018	FTM-0018

Each of such fluidics and imaging systems consists of numerous components as CGI has represented to Secured Party as comprising all the components necessary and used to build such fluidics and imaging systems, or any similar type components, along with any other components that may be part of such genome sequencers in addition to said fluidics and imaging systems, and all attachments, substitutions, replacements and upgrades, and all proceeds thereof.